Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Steve Jones	Mary M. Gentry
Senior EVP, Chief Financial Officer	SVP, Treasurer and Investor Relations
ScanSource, Inc.	ScanSource, Inc.
(864) 286-4302	(864) 286-4892

SCANSOURCE THIRD QUARTER RESULTS EXCEED EXPECTATIONS
Diversified Portfolio of Technologies Drove 5% Net Sales Growth

GREENVILLE, SC -- May 9, 2023 -- ScanSource, Inc. (NASDAQ: SCSC), a leading hybrid distributor connecting devices to the cloud, today announced financial results for the third quarter ended March 31, 2023.

	Third Quarter Summary
	Q3 FY23	Q3 FY22	Change
	(in thousands, except per share data)
Select reported measures:
Net sales	$885,519	$845,990	4.7%
Gross profit	$111,762	$106,508	4.9%
Gross profit margin %	12.62%	12.59%	3bp
Operating income	$34,279	$32,917	4.1%
GAAP net income	$21,221	$23,526	-9.8%
GAAP diluted EPS	$0.83	$0.91	-8.8%
Select Non-GAAP measures:
Adjusted EBITDA	$45,656	$44,115	3.5%
Adjusted EBITDA margin %	5.16%	5.21%	-5bp
Non-GAAP net income	$24,330	$26,879	-9.5%
Non-GAAP diluted EPS	$0.96	$1.04	-7.7%

“Throughout fiscal year 2023, our team has delivered results ahead of expectations,” said Mike Baur, Chairman and CEO, ScanSource, Inc. “Our strong results for the quarter demonstrate how our diversified portfolio of technologies is driving our hybrid distribution success.”

Quarterly Results

Net sales for the third quarter of fiscal year 2023 totaled $885.5 million, up 4.7% year-over-year. Specialty Technology Solutions net sales for the third quarter increased 12.4% year-over-year to $565.7 million, led by growth in networking, security, and barcoding. Modern Communications & Cloud net sales for the third quarter decreased 6.7% year-over-year to $319.9 million. Strength in networking was offset by lower sales volumes in communications hardware as business shifts to the cloud.

Gross profit for the third quarter of fiscal year 2023 increased 4.9% year-over-year to $111.8 million, in line with higher sales volume. Gross profit margin for the third quarter was 12.62% versus 12.59% in the prior-year quarter.

For the third quarter of fiscal year 2023, operating income increased to $34.3 million from $32.9 million in the prior-year quarter. Third quarter fiscal year 2023 non-GAAP operating income increased to $38.4 million for a 4.34% non-GAAP operating income margin, up from $37.4 million for the prior-year quarter.

On a GAAP basis, net income for the third quarter of fiscal year 2023 totaled $21.2 million, or $0.83 per diluted share, compared to net income of $23.5 million, or $0.91 per diluted share, for the prior-year quarter. Third quarter fiscal year 2023 non-GAAP net income totaled $24.3 million, or $0.96 per diluted share, down from $26.9 million, or $1.04 per diluted share, for the prior-year quarter. Interest expense increased to $5.7 million, up significantly from $1.5 million for the prior-year quarter, reflecting higher interest rates and higher borrowings.

Adjusted EBITDA for the third quarter of fiscal year 2023 increased 3.5% to $45.7 million, or 5.16% of net sales, compared to $44.1 million, or 5.21% of net sales, for the prior-year quarter. Adjusted return on invested capital totaled 14.6% for third quarter fiscal year 2023, compared to 18.0% in the prior-year quarter, primarily from increased average invested capital for the current-year quarter. Third quarter operating cash flow was $54.8 million driven by strong net income and reduced working capital quarter over quarter.

Annual Financial Outlook for Fiscal Year 2023

ScanSource raises its expectation for adjusted EBITDA for the full fiscal year ended June 30, 2023 and replaces previously provided guidance.

	FY23 Annual Outlook	Prior FY23 Outlook

Net sales growth, year-over-year	At least 6.5%	At least 6.5%
Adjusted EBITDA (non-GAAP)	At least $182 million	At least $176 million

Adjusted EBITDA is a non-GAAP measure, which excludes estimates for amortization of intangible assets, depreciation expense, and non-cash share-based compensation expense. ScanSource’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after the date hereof. These statements are forward-looking, and actual results may differ materially.

Webcast Details and Earnings Infographic
At approximately 8:45 a.m. ET today, an Earnings Infographic, as a supplement to this press release and the Company's conference call, will be available on ScanSource's website, www.scansource.com (Investor Relations section). ScanSource will present additional information about its financial results and business in a conference call today, May 9, 2023, at 10:30 a.m. ET. A webcast of the call will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section). The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release contains “forward-looking” statements, including the Company's FY23 outlook, which involve risks and uncertainties. Any number of factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, failure to hire and retain quality employees, risk to the Company's business from a cyber-security attack, supply chain challenges, the failure to manage and implement the Company's organic growth strategy, economic weakness and inflation, a failure of the Company's IT systems, a failure to acquire new businesses, changes in interest and exchange rates and regulatory regimes impacting the Company's international operations, credit risks involving the Company's larger customers and suppliers, loss of the Company's major customers, termination of the Company's relationship with key suppliers or a significant modification of the terms under which it operates with a key supplier, changes in the Company's operating strategy, and other factors set forth in the "Risk Factors" contained in the Company's annual report on Form 10-K for the year ended June 30, 2022, and subsequent reports on Form 10-Q, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, acquisition costs, restructuring costs and other non-GAAP adjustments.

Net sales on a constant currency basis, excluding acquisitions (organic growth): The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods and excluding the net sales from acquisitions prior to the first full year from the acquisition date. This measure enhances the comparability between periods to help analyze underlying trends on an organic basis.

Additional Non-GAAP Metrics: To evaluate current period performance on a more consistent basis with prior periods, the Company discloses non-GAAP SG&A expenses, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share (non-GAAP diluted "EPS"). Non-GAAP results exclude amortization of intangible assets related to acquisitions, changes in fair value of contingent consideration, acquisition and divestiture costs, impairment charges, restructuring costs, and other non-GAAP adjustments. These year-over-year metrics include the translation impact of changes in foreign currency exchange rates. Non-GAAP metrics are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.

Adjusted earnings before interest expense, income taxes, depreciation, and amortization (“Adjusted EBITDA”): Adjusted EBITDA starts with net income and adds back interest expense, income tax expense, depreciation expense, amortization of intangible assets, changes in fair value of contingent considerations, and other non-GAAP adjustments, including acquisition and divestiture costs, impairment charges, restructuring costs and non-cash share-based compensation expense. Since Adjusted EBITDA excludes some non-cash costs of investing in our business and people, management believes that Adjusted EBITDA shows the profitability from our business operations more clearly. The presentation for Adjusted EBITDA for all periods presented has been recast to reflect this change to enhance comparability between periods. The Adjusted EBITDA margin is calculated as Adjusted EBITDA as a percentage of net sales.

Net debt: Net debt is defined as total consolidated debt minus consolidated cash and cash equivalents.

Adjusted return on invested capital ("Adjusted ROIC"): Adjusted ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance. We believe the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of our performance. Adjusted ROIC is calculated as Adjusted EBITDA over invested capital. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period. Management believes the calculation of Adjusted ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading hybrid distributor connecting devices to the cloud and accelerating growth for customers across hardware, SaaS, connectivity and cloud. ScanSource enables customers to deliver solutions for their end users to address changing buying and consumption patterns. ScanSource sells through multiple, specialized routes-to-market with hardware, SaaS, connectivity and cloud services offerings from the world’s leading suppliers of point-of-sale (POS), payments, barcode, physical security, unified communications and collaboration, telecom and cloud services. Founded in 1992 and headquartered in Greenville, South Carolina, ScanSource was named one of the 2022 Best Places to Work in South Carolina and on FORTUNE magazine’s 2023 List of World’s Most Admired Companies. ScanSource ranks #773 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Third Quarter Results Exceed Expectations

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	March 31, 2023	June 30, 2022*
Assets
Current assets:
Cash and cash equivalents	$37,374	$37,987
Accounts receivable, less allowance of $14,236 at March 31, 2023 and $16,806 at June 30, 2022	684,458	729,442
Inventories	752,763	614,814
Prepaid expenses and other current assets	102,946	141,562
Total current assets	1,577,541	1,523,805
Property and equipment, net	36,486	37,477
Goodwill	215,326	214,435
Identifiable intangible assets, net	72,192	84,427
Deferred income taxes	14,300	15,668
Other non-current assets	64,537	61,616
Total assets	$1,980,382	$1,937,428
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$656,688	$714,177
Accrued expenses and other current liabilities	77,045	88,455
Income taxes payable	4,441	34
Current portion of long-term debt	5,977	11,598
Total current liabilities	744,151	814,264
Deferred income taxes	3,202	3,144
Long-term debt, net of current portion	145,881	123,733
Borrowings under revolving credit facility	159,194	135,839
Other long-term liabilities	49,059	53,920
Total liabilities	1,101,487	1,130,900
Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 3,000,000 shares authorized, none issued	—	—
Common stock, no par value; 45,000,000 shares authorized, 25,007,396 and 25,187,351 shares issued and outstanding at March 31, 2023 and June 30, 2022, respectively	60,475	64,297
Retained earnings	917,866	846,869
Accumulated other comprehensive loss	(99,446)	(104,638)
Total shareholders’ equity	878,895	806,528
Total liabilities and shareholders’ equity	$1,980,382	$1,937,428

*Derived from audited financial statements.

ScanSource Third Quarter Results Exceed Expectations

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended March 31,		Nine months ended March 31,
	2023	2022	2023	2022
Net sales	$885,519	$845,990	$2,840,573	$2,567,652
Cost of goods sold	773,757	739,482	2,499,992	2,251,920
Gross profit	111,762	106,508	340,581	315,732
Selling, general and administrative expenses	70,669	66,522	211,337	199,538
Depreciation expense	2,644	2,612	8,085	8,039
Intangible amortization expense	4,170	4,457	12,561	13,413
Operating income	34,279	32,917	108,598	94,742
Interest expense	5,715	1,483	14,223	4,637
Interest income	(1,710)	(1,000)	(5,327)	(2,973)
Other expense, net	361	(136)	1,314	668
Income before income taxes	29,913	32,570	98,388	92,410
Provision for income taxes	8,692	9,044	27,391	23,659
Net income from continuing operations	21,221	23,526	70,997	68,751
Net income from discontinued operations	—	—	—	100
Net income	$21,221	$23,526	$70,997	$68,851

Per share data:
Net income from continuing operations per common share, basic	$0.84	$0.92	$2.81	$2.69
Net income from discontinued operations per common share, basic	—	—	—	—
Net income per common share, basic	$0.84	$0.92	$2.81	$2.69
Weighted-average shares outstanding, basic	25,196	25,635	25,228	25,577

Net income from continuing operations per common share, diluted	$0.83	$0.91	$2.79	$2.66
Net income from discontinued operations per common share, diluted	—	—	—	—
Net income per common share, diluted	$0.83	$0.91	$2.79	$2.67
Weighted-average shares outstanding, diluted	25,439	25,853	25,436	25,812

ScanSource Third Quarter Results Exceed Expectations

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)
	Nine months ended March 31,
	2023	2022
Cash flows from operating activities:
Net income	$70,997	$68,851
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	21,359	22,184
Amortization of debt issue costs	481	313
Provision for doubtful accounts	1,852	156
Share-based compensation	8,633	8,792
Deferred income taxes	1,409	1,995
Finance lease interest	31	32
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	46,652	(67,404)
Inventories	(136,257)	(118,349)
Prepaid expenses and other assets	39,178	(15,002)
Other non-current assets	(1,772)	(2,791)
Accounts payable	(60,717)	67,535
Accrued expenses and other liabilities	(16,780)	(12,745)
Income taxes payable	4,426	862
Net cash used in operating activities	(20,508)	(45,671)
Cash flows from investing activities:
Capital expenditures	(6,549)	(3,326)
Cash received for business disposal	—	3,125
Net cash used in investing activities	(6,549)	(201)
Cash flows from financing activities:
Borrowings on revolving credit, net of expenses	1,871,909	1,597,270
Repayments on revolving credit, net of expenses	(1,848,554)	(1,552,976)
Borrowings (repayments) on long-term debt, net	16,527	(5,968)
Repayments on finance lease obligation	(612)	(932)
Debt issuance costs	(1,407)	—
Exercise of stock options	853	1,592
Taxes paid on settlement of equity awards	(2,433)	(2,729)
Common stock repurchased	(10,718)	(8,527)
Net cash provided by financing activities	25,565	27,730
Effect of exchange rate changes on cash and cash equivalents	879	(1,037)
Decrease in cash and cash equivalents	(613)	(19,179)
Cash and cash equivalents at beginning of period	37,987	62,718
Cash and cash equivalents at period end	$37,374	$43,539

ScanSource Third Quarter Results Exceed Expectations

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except percentages)

Non-GAAP Financial Information:
	Quarter ended March 31,
	2023	2022
Adjusted return on invested capital ratio (Adjusted ROIC), annualized(a)	14.6%	18.0%

Reconciliation of Net Income to Adjusted EBITDA:
Net income (GAAP)	$21,221	$23,526
Plus: Interest expense	5,715	1,483
Plus: Income taxes	8,692	9,044
Plus: Depreciation and amortization	7,074	7,305
EBITDA (non-GAAP)	42,702	41,358
Plus: Share-based compensation	2,954	2,757
Adjusted EBITDA (numerator for Adjusted ROIC) (non-GAAP)	$45,656	$44,115

Invested Capital Calculations:
Equity – beginning of the quarter	$862,386	$768,525
Equity – end of the quarter	878,895	806,654
Plus: Share-based compensation, net	2,191	2,063
Average equity	871,736	788,621
Average funded debt (b)	398,318	205,073
Invested capital (denominator for Adjusted ROIC) (non-GAAP)	$1,270,054	$993,694

(a) The annualized adjusted EBITDA amount is divided by days in the quarter times 365 days per year, or 366 days for leap year. There were 90 days in the current and prior-year quarter.
(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Third Quarter Results Exceed Expectations

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Segment:
	Quarter ended March 31,
	2023	2022	% Change
Specialty Technology Solutions:	(in thousands)
Net sales, reported	$565,652	$503,072	12.4%
Foreign exchange impact (a)	61	—
Non-GAAP net sales, constant currency	$565,713	$503,072	12.5%

Modern Communications & Cloud:
Net sales, reported	$319,867	$342,918	(6.7)%
Foreign exchange impact (a)	363	—
Non-GAAP net sales, constant currency	$320,230	$342,918	(6.6)%

Consolidated:
Net sales, reported	$885,519	$845,990	4.7%
Foreign exchange impact (a)	424	—
Non-GAAP net sales, constant currency	$885,943	$845,990	4.7%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2022.

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)

Net Sales by Geography:
	Quarter ended March 31,
	2023	2022	% Change
United States and Canada:	(in thousands)
Net sales, as reported	$808,797	$764,529	5.8%

International:
Net sales, reported	$76,722	$81,461	(5.8)%
Foreign exchange impact(a)	424	—
Non-GAAP net sales, constant currency	$77,146	$81,461	(5.3)%

Consolidated:
Net sales, reported	$885,519	$845,990	4.7%
Foreign exchange impact(a)	424	—
Non-GAAP net sales, constant currency	$885,943	$845,990	4.7%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended March 31, 2023 into U.S. dollars using the average foreign exchange rates for the quarter ended March 31, 2022.

ScanSource Third Quarter Results Exceed Expectations

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands, except per share data)

Non-GAAP Financial Information:

	Quarter ended March 31, 2023
	GAAP Measure	Intangible amortization expense	Non-GAAP measure
	(in thousands, except per share data)
SG&A expenses	$70,669	—	$70,669
Operating income	34,279	4,170	38,449
Net income	21,221	3,109	24,330
Diluted EPS	$0.83	$0.12	$0.96

	Quarter ended March 31, 2022
	GAAP Measure	Intangible amortization expense	Non-GAAP measure
	(in thousands, except per share data)
SG&A expense	$66,522	—	$66,522
Operating income	32,917	4,457	37,374
Net income	23,526	3,353	26,879
Diluted EPS	$0.91	$0.13	$1.04

ScanSource, Inc. and Subsidiaries
Supplementary Forward-Looking Information (Unaudited)

Annual Financial Outlook for Fiscal Year 2023:

FY23 Outlook
GAAP, Operating income	At least $140 million
Intangible amortization	$17 million
Depreciation expense	$12 million
Share-based compensation expense	$12 million
Interest income and other income (expense), net	$4 million
Tax recovery	$(3) million
Adjusted EBITDA (non-GAAP)	At least $182 million